Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-51254 and 333-113224 on Form S-8 and in Registration No. 333-129860 on Form S-3 of Pacific Financial Corporation of our reports, dated March 13, 2006 relating to our audit of the consolidated statements of income, shareholders' equity and cash flows, which appear in this Annual Report on Form 10-K of Pacific Financial Corporation for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP

Tacoma, Washington
March 13, 2008